EXHIBIT 99.5

2240519 Ontario Limited

Interim Financial Statements

(Unaudited)

January 31, 2011

2240519 Ontario Limited
Balance Sheet
(Stated in US Dollars)

	As at January 31 2011 (Unaudited)	As at April 30 2010 (Audited)
Assets
Current
Cash	$1	$1
Shareholder's Equity
Share capital (Note 3)	$1	$1

Approved on behalf of the Board

Director

See accompanying notes to the financial statements

2240519 Ontario Limited
Interim Statement of Changes in Shareholder's Equity
(Unaudited)
(Stated in US Dollars)

	Number of shares	Share capital	Equity	Total
Common stock issued at inception	1	$1	$–	$1
Net loss for the period ended, April 30, 2010	–	–	–	–
Balance, April 30, 2010	1	$1	$–	$1
Net loss for the nine months ended January 31, 2011	–	–	–	–
Balance, at January 31, 2011	1	$1	$–	$1

See accompanying notes to the financial statements

2240519 Ontario Limited
Interim Statement of Cash Flows
(Unaudited)
(Stated in US Dollars)

	9 months period ended January 31 2011	Period from April 15, 2010 (Incorporation date) to April 30 2010
Cash flows provided by (used in):
Financing activities
Proceeds from issuance of shares	$–	$1
Increase in cash for the period	–	1
Cash, beginning of period	–
Cash, end of period	$–	$1

See accompanying notes to the financial statements

2240519 Ontario Limited
Notes to Interim Financial Statements
(Unaudited)
(Stated in US Dollars)
January 31, 2011

1           Statutes of incorporation and nature of activities

2240519 Ontario Limited (the "Company") was incorporated under the Ontario Business Corporations Act on April 15, 2010. The Company was incorporated to assist in the amalgamation of Polar Wireless Group of Companies.

The Company has not commenced operations at January 31, 2011. Accordingly, a statement of comprehensive income has not been prepared and presented

2.           Significant accounting policies

(a)           Statement of compliance

The financial statements of 2240519 Ontario Limited have been prepared in accordance with International Financial Reporting Standards ("IFRS").

(b)           Basis of preparation

The financial statements have been prepared under the historical cost convention. The principal accounting policies are set out below.

(c)           Significant accounting judgments and estimates

The preparation of these financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amount of assets, liabilities, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates. These estimates are reviewed periodically, and as adjustments become necessary, they are reported in the period in which they become known.

(d)           Income taxes

Income taxes are accounted for using the liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, and losses carried forward.

Deferred income tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the date of enactment or substantive enactment.

Current income taxes are recognized for the estimated income taxes payable for the current year.

Deferred income tax assets are recognized to the extent that management believes that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

2240519 Ontario Limited
Notes to Interim Financial Statements
(Unaudited)
(Stated in US Dollars)
January 31, 2011

2.           Significant accounting policies (continued)

(e)           Provisions

The Company recognizes a provision when it has a present obligation (legal or constructive) as a result of a past event, it is probable that it will be required to settle the obligation, and it can make a reliable estimate of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

(f)           Accounting standards issued but not yet effective

(i)           Related party disclosures

IAS 24, Related party disclosures, will provide clarification of the definition of a related party. This standard is effective for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011.

(ii)           Financial Instruments

IFRS 9, Financial Instruments (new) - partial replacement of IAS 39. All of IAS 39 is expected to be replaced in its entirely by the end of 2010 This standard is effective for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2013.

The Company has not early adopted these revised standards and is currently assessing the impact that these standards will have on the financial statements

3.           Share capital

Authorized:
Unlimited number of common shares
Issued capital stock consists of the following:

Issued and outstanding

1 Common share             $1

2240519 Ontario Limited
Notes to Interim Financial Statements
(Unaudited)
(Stated in US Dollars)
January 31, 2011

4.           Capital risk management

The Corporation's objectives when managing capital is to maintain its ability to continue as a going concern in order to meet its long-term debt obligation and provide benefits for stakeholders.

The Company includes in the definition of capital: equity, comprised of issued common shares.

The Corporation is not subject to externally imposed capital requirements. There has been no change with respect to the overall capital risk management strategy during the period ended January 31, 2011.

5.           Approval of financial statements

The financial statements were approved by the Board of Directors and authorized for issue on March 21, 2011.